Exhibit 99.1

 Storage Computer Hires Chief Financial Officer; CFO Brings Software
                         Industry Experience

    NASHUA, N.H.--(BUSINESS WIRE)--March 5, 2004--Storage Computer Corporation (AMEX: SOS) (www.storage.com), a provider of high-performance storage and data management software, announced today that Michael J. O'Donnell has joined the Company as Chief Financial Officer (CFO).
    In his new role with Storage Computer, Mr. O'Donnell will manage finance, accounting, human resources and administrative activities, as well as having primary responsibility for financial strategy, tax issues, and investor and banking relationships. He reports directly to the CEO, Theodore Goodlander.
    "Mr. O'Donnell's financial and business experience adds tremendous strength to our senior management," stated Mr. Goodlander. "Mike's years of experience in the software and high technology industries greatly benefits Storage Computer as our business model moves to a pure software supplier to OEM, Distribution, and System Integrator accounts."
    Mr. O'Donnell was recently CFO with Artisoft, Inc. a publicly traded company that develops and markets computer software telephony products and services. Prior to Artisoft, Mr. O'Donnell was CFO with Silver Platter International, a $75 Million content software and retrieval company focusing on medical industry verticals. Mr. O'Donnell has held several senior financial positions in manufacturing and industrial companies and started his career in public accounting with Peat, Marwick, Mitchell & Co. in Boston, MA. He holds a CPA certification and received a BS in Accounting and MS in Finance from Bentley College.

    About Storage Computer Corporation

    Storage Computer Corporation (AMEX:SOS - News), delivers high performance storage management solutions, develops and manufactures software-driven, multi-host storage solutions for powering advanced business applications. Based on open system commodity hardware components and architectures, Storage Computer's high-bandwidth storage technologies supports a great variety of applications, including advanced database activities, interactive multi-media, multi-cast video content, medical imaging and more. Company information may be found at http://www.storage.com.

    This press release may contain forward-looking statements to future events or future financial performance that involves risks and uncertainties. These statements are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. These statements are only predictions and actual results could differ materially from those anticipated in these statements based upon a number of factors including those uncertainties and risk factors detailed from time to time in reports filed by Storage Computer Corporation with the Securities and Exchange Commission, including our most recent reports on Form 10-K and 10-Q.

    CONTACT: Storage Computer Corporation
             Michael O'Donnell, 603-880-3005
             modonnell@storage.com